UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2022, Baudax Bio, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC, as sole underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell, in a firm commitment public offering (the “Offering”), an aggregate of (i) 1,831,631 shares of its common stock, par value $0.01 per share (the “Common Stock”), (ii) pre-funded warrants exercisable for an aggregate of 1,677,141 shares of Common Stock (the “Pre-Funded Warrants”) and (iii) warrants exercisable for an aggregate of 3,508,772 shares of Common Stock (the “Investor Warrants”), as well as up to 526,315 additional shares of Common Stock and/or additional Investor Warrants to purchase up to an aggregate of 526,315 shares of Common Stock that may be purchased pursuant to a 30-day option to purchase additional securities granted to the Underwriter by the Company. The public offering price for each share of Common Stock and accompanying Investor Warrant to purchase one share of Common Stock is $2.85, and the public offering price for each Pre-Funded Warrant and accompanying Investor Warrant is $2.84. On February 28, 2022, the Underwriter partially exercised its option to purchase an additional 113,896 Investor Warrants.

The Offering, including the additional Investor Warrants sold pursuant to the partial exercise of the Underwriter’s option, is expected to close on March 1, 2022.

The net proceeds from the Offering, including the additional Investor Warrants and shares of Common Stock sold pursuant to the partial exercise of the Underwriter’s option, and after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Investor Warrants, are approximately $8.8 million (or $10.2 million if the Underwriter exercises its option to purchase additional shares of Common Stock and/or Investor Warrants in full). The Company intends to use the net proceeds from the Offering for the commercialization of ANJESO, pipeline development activities, and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions and customary indemnification rights and obligations of the parties. Pursuant to the Underwriting Agreement, the Company has also agreed to be subject to a lock-up period of 60 days following the date of the Underwriting Agreement in respect of certain equity issuances and a one year lock-up period in respect of certain issuances of securities that are subject to a price reset based on the trading prices of the Company’s Common Stock or upon a specified or contingent event in the future, in each case subject to certain exceptions set forth in the Underwriting Agreement.

Pursuant to the Underwriting Agreement, the Company agreed to pay the Underwriter a cash fee equal to 7.0% of the gross proceeds received in the Offering and a cash management fee equal to 1.0% of the gross proceeds received in the Offering and to issue to the Underwriter (or its designees) Underwriter Warrants (as described below). The Company also agreed to reimburse the Underwriter for certain expenses.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference into this Current Report on Form 8-K, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of such exhibit.

Investor Warrants

Each Investor Warrant has an initial exercise price per share equal to $3.25. The Investor Warrants are immediately exercisable and may be exercised at any time until the five year anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price.

Pre-Funded Warrants

The Pre-Funded Warrants are immediately exercisable and have the same terms as the Investor Warrants described above, except that (i) the exercise price of the Pre-Funded Warrants is $0.01 per share, and (ii) the Pre-Funded Warrants will expire when exercised in full.

Underwriter Warrants

In connection with the Offering, the Company agreed, pursuant to the Underwriting Agreement, to issue the Underwriter or its designees warrants (“Underwriter Warrants”) to purchase up to an aggregate of 210,526 shares of its Common Stock (which represents 6% of the aggregate number of shares sold in the Offering), or 242,105 shares of its Common Stock if the Underwriter exercises its option to purchase additional shares of Common Stock and/or Investor Warrants in full. The Underwriter Warrants are immediately exercisable and have the same terms as the Investor Warrants described above, except that (i) the exercise price of the Underwriter Warrants is $3.5625 per share, which is equal to 125% of the public offering price per share of Common Stock and accompanying Investor Warrant, and (ii) the Underwriter Warrants will expire on February 24, 2027.

There is no trading market available for the Investor Warrants, the Pre-Funded Warrants or the Underwriter Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Investor Warrants, Pre-Funded Warrants or Underwriter Warrants on any securities exchange or nationally recognized trading system.

The form of Investor Warrant, form of Pre-Funded Warrant and form of Underwriter Warrant are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated by reference into this Current Report on Form 8-K, and the foregoing description of the terms of the Investor Warrants, Pre-Funded Warrants and Underwriter Warrants is qualified in its entirety by reference to the full text of such exhibits.

All securities issued in the Offering (including the shares of Common Stock issuable from time to time upon exercise of the Investor Warrants, Pre-Funded Warrants and Underwriter Warrants) were offered and issued pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-253117) (the “Registration Statement”), including a prospectus contained therein dated September 2, 2021, as supplemented by a prospectus supplement dated February 24, 2022 relating to the Offering.

The opinion of the Company’s counsel regarding the validity of the securities issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 2.02	Financial Statements and Exhibits.

On February 24, 2022, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) and on March 1, 2022, the Company filed with the SEC a final prospectus supplement (the “Final Prospectus Supplement,” together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Offering. The Company disclosed in the Prospectus Supplement that as of December 31, 2021, it had approximately $15.9 million in cash and cash equivalents and that such amount will not meet the Company’s capital requirement for the next 12 months.

Because the Company’s financial statements for the quarter and the year ended December 31, 2021 have not yet been finalized or audited, these preliminary statements regarding the Company’s cash and cash equivalents are subject to change, and the Company’s actual cash and cash equivalents for the applicable period may differ materially from these preliminary estimates. Accordingly, investors should not place undue reliance on these preliminary estimates.

The information in this Item 2.02 regarding the Company’s unaudited cash balance as of September 30, 2021 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

1.1	Underwriting Agreement, dated February 24, 2022, by and between Baudax Bio, Inc. and H.C. Wainwright and Co., LLC

4.1	Form of Investor Warrant

4.2	Form of Pre-Funded Warrant

4.3	Form of Underwriter Warrant

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: March 1, 2022